Exhibit 99.1

Depomed Reports Fourth Quarter and Full Year 2014 Financial Results

•                  Record product sales of $114.2 million, a 96% increase over 2013

•                  Landmark NUCYNTA® acquisition immediately accretive upon closing

•                  Conference call scheduled for today at 4:30 PM EST; Dial in information below

NEWARK, Calif. — February 23, 2015 — Depomed, Inc. (Nasdaq: DEPO) today reported financial results and highlighted operational achievements for the quarter and twelve months ended December 31, 2014.

“Over the past 12 months, Depomed has transformed into a leading specialty pharmaceutical company focused on pain and neurology, and we have substantial growth opportunities extending well into the next decade,” said Jim Schoeneck, President and CEO of Depomed. “Our product sales were strong in 2014, with record sales of $114.2 million — nearly double 2013 sales and more than a four-fold increase over 2012 sales. We believe that we have demonstrated our ability to successfully integrate, launch and grow acquired products, leveraging our call points in pain and neurology. During 2014, we won two major District Court cases, further protecting the exclusivity runway for Gralise.  And we have started 2015 with the most exciting news of all, signing the agreement to acquire NUCYNTA from Janssen. In the words of one of our long term investors, ‘over the last three years, Depomed has transformed into a dynamic enterprise, with the best times for the company still ahead’.”

Business and Financial Highlights

NUCYNTA Acquisition:

•                  In January 2015, signed a definitive agreement to acquire the U.S. rights to the NUCYNTA franchise from Janssen Pharmaceuticals, Inc. for $1.05 billion

•                  The deal will make NUCYNTA the flagship product in Depomed’s growing portfolio of pain and neurology specialty pharmaceuticals

•                  Upon closing in second quarter of 2015, transaction expected to be immediately accretive and to significantly increase Depomed’s product revenue, cash flow, EBITDA and adjusted earnings per share for 2015 and beyond

•                  Return on invested capital is estimated to exceed the cost of capital by 2016

•                  Unaudited NUCYNTA net sales for fourth quarter of 2014 were ~$44 million, an annualized revenue rate of $176 million; NUCYNTA sales not included in 2014 reported revenue

Total Product Sales:

•                  $114.2 million for the full year of 2014, an increase of 96% over the full year of 2013

•                  $33.9 million for fourth quarter of 2014, an increase of 80% over fourth quarter of 2013

•                  Compound annual growth rate since 2012 of 106%

Total Revenues:

•                  $390.4 million for full year 2014, which includes $242.8 million in non-cash revenues related to the PDL transaction

Net Income:

•                  Generated full year 2014 GAAP net income of $131.8 million and non-GAAP net income of $16.0 million

Earnings per Share:

•                  On a GAAP basis, full year and fourth quarter EPS was $2.05 and $1.23, respectively

•                  On a non-GAAP basis, full year and fourth quarter adjusted EPS was $0.26 and $0.21, respectively

Cash and Marketable Securities:

•                  Completed a sale of $345 million principal amount of Senior Convertible Notes in September

•                  $566.4 million in cash and marketable securities at December 31, 2014, of which $500 million has been placed in escrow for the NUCYNTA acquisition in January 2015

•                  Cash flow positive for fourth quarter and full year

Product Highlights

Gralise® (gabapentin)

•                  Full year 2014 net sales were $60.4 million, up from $36.2 million in 2013, and up from $17.3 million in 2012

•                  Fourth quarter 2014 net sales were $18.1 million, up 54% compared to fourth quarter 2013

•                  Two favorable verdicts achieved in U.S. Federal District Court in 2014 — the ANDA litigation vs. Actavis and orphan exclusivity vs. FDA — expected market exclusivity until 2024

•                  Total prescriptions for full year of 2014 were 289k, up from 239k in 2013, and up from 131k in 2012

Cambia® (diclofenac potassium for oral solution)

•                  Re-launched in first quarter of 2014, achieving full year 2014 net sales of $21.7 million

•                  Since re-launch in February 2014, quarterly net sales climbed from $4.6 million in first quarter, $5.0 million in second quarter and $5.8 million in third quarter to $6.3 million in fourth quarter

•                  Cambia 4Q total prescriptions reached a record 30.5k, up 33% since relaunch in 1Q 2014

•                  In January 2015, the American Headache Society updated guidelines for treatment of acute migraine. This evidence based review established CAMBIA as an effective (Level A) treatment for acute migraine attacks. This reinforces CAMBIA’s unique migraine targeted formulation as a stand-alone option with evidence for efficacy similar to other migraine-specific medicines

Lazanda® (fentanyl) Nasal Spray (CII)

•                  Full year 2014 net sales of $7.0 million, up 472% from 2013

•                  Fourth quarter 2014 net sales of $2.7 million, up 244% compared to fourth quarter 2013

•                  Express Scripts formulary changes, effective January 1, 2015, made Lazanda the only branded fentanyl product for breakthrough pain on its National Preferred formulary

•                  During the first 6 weeks of 2015, Lazanda SHA reported gross sales averaged over $400,000 per week ($20 million annualized), up 60% compared to the first 6 weeks of 4Q 2014

Zipsor® (diclofenac potassium)

•                  Full year 2014 net sales of $25.2 million, up 24% over full year 2013

•                  Fourth quarter 2014 net sales of $6.8 million, up 19% compared to fourth quarter 2013

Revenue Summary

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Product sales:
Gralise	$18,110	$11,733	$60,411	$36,188
Zipsor	6,843	5,727	25,155	20,341
CAMBIA (1)	6,266	555	21,681	555
Lazanda (1)	2,665	774	6,972	1,218
Total product sales	33,884	18,789	114,219	58,302

Royalties:
Glumetza US	$—	$—	$—	$42,060
Other	526	404	1,821	2,943
Total royalty revenue	526	404	1,821	45,003

License and other revenue:
Mallinckrodt	$—	$—	$15,000	$5,000
Janssen	—	1,351	—	3,554
Glumetza	13,235	761	15,515	3,041
Other	—	1,200	1,000	1,201
Total license and other revenue	13,235	3,312	31,515	12,796

Non-cash PDL royalty revenue	$146,956	$18,104	$242,808	$18,104

Total revenues (GAAP Basis)	$194,601	$40,609	$390,363	$134,205

(1)   Depomed acquired Lazanda in July 2013 and CAMBIA in December 2013.

Accounting for the Sale of Future Royalties and Milestones to PDL

Effective October 1, 2014, Depomed amended its agreements with Salix and Valeant, which eliminated any and all continuing obligations on the part of Depomed in the manufacture and supply of Glumetza 1000mg tablets.  As a result, the entire remaining balance of the liability related to the sale of future royalties and milestones of approximately $147.0 million was recognized within “Non-cash PDL royalty revenue” in the accompanying Consolidated Statement of Operations during the fourth quarter of 2014.  In conjunction with this revenue recognition, Depomed also recognized $56.1 million in non-cash tax expense during fourth quarter 2014

As a result of this amendment, the Company will no longer report any amounts relating to the non-cash royalty revenue, non-cash interest expense, or non-cash taxes relating to the PDL transaction in future periods.

2015 Financial Outlook

As of February 23, 2015, Depomed is providing its financial outlook for product revenue, excluding the effect from the NUCYNTA transaction, for the full year 2015:

•                  Product sales of approximately $152 to $162 million

Upon consummation of the NUCYNTA transaction which is expected to close in the second quarter of 2015, Depomed expects to provide 2015 guidance that will include the effect of the NUCYNTA transaction and cover product sales, operating expenses, EBITDA, non-GAAP earnings and non-GAAP EPS.

Non-GAAP Financial Measures

In this press release, Depomed includes information about non-GAAP adjusted earnings and non-GAAP adjusted earnings per share, non-GAAP financial measures, as useful operating metrics for the three and twelve month periods ended December 31, 2014. The Company believes that the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliation, provides supplementary information to investors. The Company uses these non-GAAP measures in connection with its own planning and forecasting purposes and for measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP adjusted earnings and non-GAAP adjusted earnings per share for the three and twelve month periods December 31, 2014 are not based on any standardized methodology prescribed by GAAP and represent GAAP net income and GAAP earnings per share adjusted to exclude (1) non-cash PDL royalty revenue, net of related costs, (2) non-cash interest expense on the liability related to the sale of future royalties and milestones to PDL, (3) amortization related to product acquisitions, (4) stock-based compensation expense, (5) non-cash interest expense related to convertible debt,  and to adjust (6) the income tax provision to reflect the estimated amounts payable in cash. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

The following table reconciles the Company’s GAAP net income to non-GAAP adjusted income for the three and twelve months ended December 31, 2014:

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS

(in thousands, except per share amounts)

	Three Months Ended	Twelve Months Ended
	December 31, 2014	December 31, 2014
	(unaudited)	(unaudited)

GAAP net income	$94,623	$131,762
Non-cash PDL royalties, net of related costs	(146,956)	(241,714)
Non-cash interest expense on PDL liability	—	14,646
Non-cash interest expense on convertible debt	3,375	4,200
Amortization related to product acquisitions	3,664	16,853
Stock based compensation	2,433	8,930
Non-cash income tax adjustment	57,222	81,345
Non-GAAP adjusted earnings	$14,361	$16,022
Non-GAAP adjusted earnings per share	$0.21	$0.26

Conference Call

Depomed will host a conference call today, Monday, February 23rd, beginning at 4:30 p.m. EST (1:30p.m. PST) to discuss its results. Participants can access the call by dialing 877-317-6789 (United States) or 412-317-6789 (international). The conference call will also be available via a live webcast on the investor relations section of Depomed’s website at http://www.depomed.com. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed is a specialty pharmaceutical company that commercializes products for pain and neurology related disorders.  Gralise® (gabapentin) is a once-daily treatment approved for the management of postherpetic neuralgia. CAMBIA® (diclofenac potassium for oral solution) is a non-steroidal anti-inflammatory drug indicated for acute treatment of migraine attacks with or without aura in adults (18 years of age or older). Zipsor® (diclofenac potassium) Liquid Filled Capsules is a non-steroidal anti-inflammatory drug indicated for relief of mild to moderate acute pain in adults.  Lazanda® (fentanyl) Nasal Spray is an intranasal fentanyl drug used to manage breakthrough pain in adults (18 years of age or older) who are already routinely taking other opioid pain medicines around-the-clock for cancer pain. Gralise and various partner product candidates are formulated with Depomed’s proven, proprietary Acuform® drug delivery technology.   Depomed has announced the acquisition of the U.S. rights to the NUCYNTA franchise from Janssen Pharmaceuticals, Inc. which is expected to close in the second quarter of 2015. The NUCYNTA franchise includes NUCYNTA® ER (tapentadol) extended release tablets indicated for the management of pain, including neuropathic pain associated with diabetic peripheral neuropathy (DPN), severe enough to require daily, around-the-clock, long-term opioid treatment, and NUCYNTA® (tapentadol), an immediate release version of tapentadol, for management of moderate to severe acute pain in adults. Additional information about Depomed may be found at www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to the commercialization of Gralise, CAMBIA, Zipsor and Lazanda, the Company’s financial outlook for 2015, the Company’s anticipated consummation of the acquisition of the NUCYNTA® franchise in the United States, the timing and benefits thereof, and the Company’s post-acquisition strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q.  The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans or objectives will be achieved.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

INVESTOR CONTACT:
August J. Moretti
Depomed, Inc.
510-744-8000
amoretti@depomed.com

MEDIA CONTACT:
Mark Corbae
Canale Communications for Depomed
619-849-5375
mark@canalecomm.com

CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product sales	$33,884	$18,789	$114,219	$58,302
Royalties	526	404	1,821	45,003
License and other revenue	13,235	3,312	31,515	12,796
Non-cash PDL royalty revenue	146,956	18,104	242,808	18,104
Total revenues	194,601	40,609	390,363	134,205

Costs and expenses:
Cost of sales	3,246	2,168	15,146	7,091
Research and development expense	2,033	2,024	7,116	8,073
Selling, general and administrative expense	28,960	27,471	121,126	105,176
Amortization of intangible assets	2,540	1,466	10,161	4,548
Total costs and expenses	36,779	33,129	153,549	124,888

Income from operations	157,822	7,480	236,814	9,317
Interest income and other	145	960	215	662
Interest expense	(6,122)	(911)	(9,275)	(911)
Non-cash interest expense on PDL liability	—	(4,488)	(14,646)	(4,488)
Benefit from (provision for) income taxes	(57,222)	38,760	(81,346)	38,733
Net income	$94,623	$41,801	$131,762	$43,313

Basic net income per share	$1.61	$0.73	$2.26	$0.76
Diluted net income per share	$1.23	$0.72	$2.05	$0.75

Weighted average basic shares	58,933	57,094	58,293	56,736
Weighted average diluted shares	79,410	58,239	66,307	57,544

Diluted net income per share calculation:
Net income	94,623	41,801	131,762	43,313
Add interest expense on convertible debt, net of tax (1)	3,420	—	4,256	—
Numerator:	98,043	41,801	136,018	43,313
Weighted average basic shares	58,933	57,094	58,293	56,736
Dilutive stock options and equivalents	2,546	1,145	2,463	808
Convertible debt (1)	17,931	—	5,551	—
Denominator:	79,410	58,239	66,307	57,544
Diluted net income per share:	$1.23	$0.72	$2.05	$0.75

(1) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible debt.

DEPOMED, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2014	2013
	(unaudited)

Cash, cash equivalents and marketable securities	$566,402	$276,017
Accounts receivable	27,008	11,451
Receivables from collaborative partners	1,070	10,824
Inventories	8,456	10,145
Income taxes receivable	4,030	—
Property and equipment, net	7,055	8,340
Intangible assets, net	72,361	82,521
Deferred tax assets	9,601	103,202
Prepaid and other assets	15,082	6,153
Total Assets	$711,065	$508,653

Accounts payable and accrued liabilities	$52,686	$34,935
Income taxes payable	—	61,875
Deferred license revenue	—	15,516
PDL royalty and milestone obligation	—	233,981
Convertible debt	229,891	—
Contingent consideration liability	14,252	11,264
Deferred tax liabilities	32,589	—
Other liabilities	17,200	13,666
Shareholders’ equity	364,447	137,416
Total liabilities and shareholders’ equity	$711,065	$508,653